    As filed with the Securities and Exchange Commission on February 28, 1997
                              Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------
                             PRECISION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                41-1425909
    (State or other jurisdiction of      (I.R.S. Employer Identification Number)
    incorporation or organization)


                             11800 30TH COURT NORTH
                          ST. PETERSBURG, FLORIDA 33716
                                 (813) 572-9300
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                                 STEVEN H. GRANT
                             11800 30TH COURT NORTH
                          ST. PETERSBURG, FLORIDA 33716
                                 (813) 572-9300
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)


         Approximate date of commencement of proposed sale to the public: As soon as practical after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                     Proposed               Proposed
       Title of                                       Maximum               Maximum
      Securities               Amount                Offering              Aggregate              Amount of
        to be                   to be                Price Per              Offering            Registration
      Registered             Registered              Share (1)             Price (1)                 Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01                                       $                     $                      $
Par Value                     2,688,230                  4.25                  11,424,978             3,462.11
------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the registrant on the NASDAQ Stock Market on February 27, 1997.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 SUBJECT TO COMPLETION, DATED ____________, 1997

PROSPECTUS

                             Precision Systems, Inc.
                                2,688,230 Shares
                          Common Stock, $.01 Par Value

         This Prospectus relates to 2,688,230 shares (the "Offered Stock") of Common Stock, $.01 par value per share (the "Common Stock"), of Precision Systems, Inc., a Delaware corporation together with its direct and indirect wholly owned and controlled subsidiaries (the "Company"), which may be distributed, sold or otherwise transferred from time to time by and for the account of the selling stockholders named herein, including their permitted pledges, donees, transferees and other successors in interest. It is anticipated that the Company will not receive any of the proceeds from any sale of the Offered Stock, but has agreed to bear certain costs relating to the registration of the Offered Stock (currently estimated to be $20,000). The aggregate proceeds to the selling stockholders from the shares of Common Stock will be the purchase price thereof less commissions and discounts, if any, and other expenses of distribution not borne by the Company. See "Selling Stockholders" and "Plan of Distribution."

         Pursuant to that certain Stock Purchase Agreement, dated as of October 2, 1996 (the "Stock Purchase Agreement"), by and among the Company and the selling stockholders, the Company acquired all of the common stock of BFD Productions, Inc. ("BFD"), as a result of which BFD became a wholly-owned subsidiary of the Company. The selling stockholders of BFD ("BFD Selling Stockholders") received an aggregate of 272,285 shares of Common Stock in connection with the acquisition. The Company has agreed that it will cause the resale of the Common Stock received by the Selling Stockholders to be registered under the Securities Act of 1933, as amended (the "Securities Act"). An additional 2,415,945 shares of Common Stock may be offered and sold by RMS Limited Partnership (collectively with BFD Selling Stockholders, the "Selling Stockholders").

         The shares of Offered Stock may be offered and sold from time to time by the Selling Stockholders directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares of Offered Stock may be effected in one or more transactions that may take place through Nasdaq Stock Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or in accordance with Rule 144 under the Securities Act, or through a combination of any such method of sale, at market prices or at negotiated prices. Usual and customary or negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Selling Stockholders and any dealers or agents that participate in the distribution of the Offered Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Offered Stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. See "Plan of Distribution."

         The Company's Common Stock is traded on the Nasdaq Stock Market under the symbol "PSYS". Additionally, the Company's Common Stock is traded on the Boston Stock Exchange under the symbol "PNS". On February 27, 1997 the last reported sale price of the Common Stock was $4.375 per share.

                   ------------------------------------------

         SEE "RISK FACTORS" ON PAGES 6 TO 9 FOR A DESCRIPTION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                   ------------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ------------------------------------------


              The date of this Prospectus is _______________ 1997.

                              AVAILABLE INFORMATION

         Precision Systems, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the office of the Commission at 450 Fifth Street, NW, Washington, DC 20549 or at its regional offices, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates.

         The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This prospectus (the "Prospectus"), which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto. For further information, reference is made to such Registration Statement and exhibits. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the Registration Statement, each such statement being qualified in all respects by such reference, which may be inspected and copied in the manner and at the sources described above.

         The Company is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the Commission. The Commission maintains a Web site (http://www.sec.gov) on the Internet that contains reports, proxy statements, information statements and other information filed electronically by the Company with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Precision Systems, Inc. with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996.

         3. The description of the Common Stock of the Company which is contained in the Company's Registration Statement on Form 10 dated April 27, 1992, amended by Form 8 on June 22, 1994, and July 24, 1994 and August 3, 1994.


         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Precision Systems, Inc. at its principal executive offices, 11800 30th Court North, St. Petersburg, Florida 33716, Attention: Investor Relations (telephone number 813.572.9300, extension
3227).

                                  RISK FACTORS

         In addition to the other information contained or incorporated by reference in this Prospectus, the following factors should be considered carefully by prospective investors in evaluating the Company before purchasing any of the securities offered hereby. Except for the historical information contained or incorporated by reference in this Prospectus, the matters discussed in this Prospectus are forward looking statements that involve risks and uncertainties, including dependence on certain customers, competition, volatility of stock price, key personnel and management of growth, business-related risks, international operations, dividend policy, technological changes, limited sources of supply, marketing uncertainties, future operating results, cash flow and quarterly fluctuations, business expansion, shares eligible for future sale, litigation, product protection and patents and licenses and the other matters detailed to or referred to below and from time to time in the Company's other reports filed with the Commission. The actual results that the Company achieves may vary materially from those set forth in or implied by any forward looking statements due to such risks and uncertainties.

DEPENDENCE ON CERTAIN CUSTOMERS

         Sales to MCI Telecommunications, Inc. accounted for approximately 50% of the Company's revenues for the year ended August 31, 1996. The loss of this customer could have a material adverse effect on the Company's operations and financial condition.

COMPETITION

         The worldwide telecommunications industry is highly competitive. The Company believes that the features and functionalities of its products coupled with its distribution capability, system reliability, service, support, and pricing, position the Company to compete in the telecommunications industry worldwide. In addition, the Company is committed to ongoing research and development (R&D) efforts and is dedicated to developing new products and strengthening existing products. The Company views its extensive R&D efforts as essential to maintaining a competitive position in the industry.

         One of the most important competitive advantages for the Company is its multi-application platform. It is the Company's view that the majority of service providers purchasing enhanced services now consider it a necessity to have the ability to run multiple applications on a single platform. If a service provider introduces an enhanced service that does not deliver the expected subscriber acceptance, it has the capability to add-on or replace the service with a different application which can run on the same installed platform. A multi-application platform diffuses the risk associated with the investment required to run enhanced services. In addition, the Company's multi-application platform enables a layered, open architecture design to support the most widely used hardware solutions (including media servers, switches, voice response units, and network standards).

         In the United States, the manufacturing prohibition that precluded the Regional Bell Operating Companies ("RBOCs") from manufacturing hardware and software that provide voice processing services has been lifted. This allows the RBOCs to compete against the Company for these products. It is the Company's view that the RBOCs will focus their priorities on protecting their existing customers and markets, moving into their competitors' markets, and introducing new services. The Company believes that in order to introduce new services competitively, the RBOCs will contract with companies, such as Precision Systems, so as to eliminate the large capital investment, expertise, and time necessary to develop these products. However, the Company could potentially be competing with the RBOCs for provision of these types of services.

         Internationally, it is the Company's view that the deregulation underway or proposed in many countries will continue to increase the opportunities for expansion of markets for the Company's products. The acquisition of Vicorp was a major factor in establishing an international presence for the Company as Vicorp is a European-based company that has an existing customer base and strong partner relationships. See "International Operations."

         The Company expects to continue to face substantial competition from existing and new competitors including other companies with considerably greater financial, technical, marketing and sales resources. The Company also anticipates that a number of its competitors will be introducing new or enhanced products during the next several years. Accordingly, other companies may succeed in developing products earlier than the Company or developing products that are more effective or less costly than those developed and introduced by the Company.

VOLATILITY OF STOCK PRICE

         Based on its trading history, the Company believes that the market for the Company's Common Stock is highly volatile. Factors such as quarterly fluctuations in operating results, announcements by the Company or its competitors or technological innovations or product improvements, as well as changes in general economic conditions and other factors, potentially affect the market price of the Common Stock. The Company's three largest shareholders, Alta Investissments SA (2,808,427 shares of Common Stock), Vulcan Ventures Incorporated (2,750,000 shares of Common Stock) and RMS Limited Partnership (2,415,945 shares of Common Stock and 10,000 shares of Series A Preferred Stock which are convertible into 1,218,487 shares of Common Stock) own large blocks of the Company's Common Stock. RMS Limited Partnership has exercised its "piggyback" registration rights with respect to 2,415,495 shares of Common Stock. The Company has caused the resale of those shares of Common Stock to be registered under the Securities Act, which registration could cause a large number of shares of Common Stock to be sold in the public market. The Company is unable to predict the effect that sales by the Selling Stockholders may have on the then prevailing price of the Common Stock. However, such sales may have an adverse effect on the market price for the Common Stock and could impair the Company's ability to raise capital through an offering of its securities.
See "Shares Eligible for Future Sale."

KEY PERSONNEL AND MANAGEMENT OF GROWTH

         The Company's success will depend upon the continued contributions of its officers and key personnel, the loss of any of whom could materially adversely affect the Company's operations. The Company's growth will depend upon its ability to attract and retain skilled employees, particularly in sales and research and development, and the ability of its officers and key employees to successfully manage growth, to implement appropriate management information systems and controls to assure timely delivery of the Company's products, and to continue to refine its products and to develop new products which incorporate advancements in technology. Any failure to do so could have a material adverse effect on the Company's operations.

BUSINESS-RELATED RISKS

         The information set forth under the captions "Competition" and "Customers" in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996, in addition to the other information included therein, is hereby incorporated by reference herein.

INTERNATIONAL OPERATIONS

         A significant portion of the Company's business is derived from international markets, including major operations throughout Europe. Such operations may be subject to various risks including governmental activities that may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. In certain countries, such operations may be subject to the additional risk of fluctuating currency values and exchange controls. In the international markets in which the Company operates, it is subject to various laws and regulations with respect to the operation and taxation of its business, the imposition, application and interpretation of which can prove to be uncertain.

DIVIDEND POLICY

         The Company has not paid any cash dividends on its Common Stock. It is currently contemplated that the Company will not pay cash dividends on its Common Stock in the immediately foreseeable future. The payment and level of cash dividends by the Company on its Common Stock are subject to the discretion of the Board of Directors of the Company. Decisions regarding the payment of dividends will be based upon a number of factors, including the operating results and financial requirements of the Company. The Company's dividend policy will be reviewed by the Board of Directors of the Company at such future times as may be appropriate in light of relevant factors existing at such times.

TECHNOLOGICAL CHANGES

         The market for the Company's products is subject to rapid technological change, requiring a high level of expenditures by the Company for research and development. Current competitors or new market entrants may introduce and deliver new products or features that could adversely affect the competitive position of the Company's systems in some or all of its markets. In order to maintain its competitive position, the Company must continue to enhance its existing products and to develop and market new products successfully, and there is no assurance that the Company will be able to do so.

         The Company releases performance enhancements and new features for its products on an ongoing basis. Because of the increasing complexity of the Company's products, these efforts have continued to increase in technical difficulty. Products as complex as the Company's often contain undetected errors or "bugs" when first released, which are discovered only after the product has been used by different customers and in varying applications. Because of the importance the Company places on product reliability, the Company has, from time to time, temporarily delayed product shipments to complete "debugging" efforts. Moreover, rapid technology changes in the voice and data communications industry may render the Company's technology obsolete at any time, requiring the Company to react quickly to develop more sophisticated and competitive technology and thereby increasing the possibility of design errors. Identifying and correcting errors and making required design modifications typically is costly, can be time consuming and be expected to become more difficult as the Company's products increase in complexity. Despite extensive testing, there can be no assurance that errors will not be discovered in the future, causing delays in product introductions and shipments or requiring design modifications which could adversely affect operating results.

LIMITED SOURCES OF SUPPLY

         Although the Company generally uses standard parts and components in assembling its products, certain of the processing boards used in the Enhanced Services Platform ("ESP") platform are currently manufactured to the Company's specifications by a single supplier. The Company is currently exploring the availability of additional manufacturing capacity for these processing boards. To date, the Company has been able to obtain adequate supplies of these components in a timely manner from existing sources. However, delay or lack of supply from existing sources or the inability to develop alternative sources if and as required in the future could adversely affect the Company's operating results.

MARKETING UNCERTAINTIES

         The Company plans to expand its current efforts to market its product by increasing the number of its direct sales personnel and by entering into additional joint marketing arrangements with computer and telephone switch manufacturers. The Company expects that, for 1997, it will substantially increase its marketing efforts in the Asia/Pacific region in order to increase its revenue opportunities. In the course of expanding its marketing efforts, the Company may encounter many of the difficulties typically associated with such an expansion, including problems in identifying and retaining qualified sales personnel. While the Company believes that an expanded marketing effort will contribute to an increase in sales, there can be no assurance that this increase will occur or that any increase will be sufficient to offset increased costs of marketing.


FUTURE OPERATING RESULTS, CASH FLOW AND QUARTERLY FLUCTUATIONS

         Based on the facts that the Company acquired Vicorp N.V. in April, 1996 and BFD Productions in October, 1996 (both acquisitions accounted for using the purchase method) and that the Company participates in a rapidly changing technological market, the Company can give no assurance as to its ability to generate revenue growth, profitability or positive cash flow on a quarterly or annual basis. The Company's operating expenses are increasing as the Company expands its operations, and operating results for 1997 will potentially be adversely affected if revenues do not increase correspondingly. Management is actively involved in discussions with several potential sources of capital investment. The Company expects that with the recent acquisitions of Vicorp N.V. and BFD Productions, Inc., its working capital requirements will increase significantly over prior periods. The Company will be able to fund its operating and investing activities through 1997 through the use of its current working capital, including the collection of existing accounts receivables and the generation of future revenue. In the event that such sources prove to be insufficient, the Company may be required to seek additional debt or equity financing. However, there is no assurance that any such efforts will result on additional capital sources for the Company.

BUSINESS EXPANSION

         The Company expects to engage in significant research and development and to undertake marketing efforts in order to introduce new products and services. There can be no assurances that such products and services can be developed or marketed or that the sales of such products and services will be profitable to the Company. In addition, the Company may attempt to acquire complementary businesses which manufacture products or provide services in the industry. There can be no assurances that acquisition candidates can be found, that acquisitions can be consummated on favorable terms or that such acquisitions, if completed, will be successful. Additionally, given the Company's acquisition of Vicorp N.V. and its large presence in international markets, regulatory, monetary, and inflationary factors can potentially negatively impact the Company's operations in the future.

SHARES ELIGIBLE FOR FUTURE SALE

         As a result of the offering made hereby, 2,688,230 shares of the Company's Common Stock become freely tradable. Consequently, substantial sales of the Company's Common Stock may occur in connection with this offering. In addition, subject to certain limitations, Vulcan Ventures Incorporated ("Vulcan") is entitled to request the registration of the greater of 750,000 shares of Common Stock or 10% of the number of outstanding shares of Common Stock and to "piggyback" on registrations effected by the Company. Vulcan owns 2,750,000 shares of Common Stock. Additionally, Alta Investissments SA has certain demand and "piggyback" registration rights with respect to its 2,808,427 shares of Common Stock.

         By exercising their registration rights, subject to certain conditions, such holders could cause a large number of shares of Common Stock to be sold in the public market. The Company is unable to predict the effect that sales by such holders may have on the then prevailing price of the Common Stock.
However, such sales may have an adverse effect on the market price for the Common Stock. See "Volatility of Stock Price."

LITIGATION

         The Company is subject to certain legal proceedings (see Item 3 - "Legal Proceedings" of the Company's August 31, 1996 Form 10-K). After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their final resolution will not have a significant adverse effect upon the Company's business or its consolidated financial statements, although there can be no assurance given of the ultimate outcome of any of such litigation.

PRODUCT PROTECTION

         The Company relies on a combination of trade secrets and copyright laws, patents, licenses, non-disclosure agreements, and technical measures to protect its rights in its products. However, there can be no assurance that these measures will fully protect the Company from the wrongful disclosure or misappropriation of its proprietary information.

PATENTS AND LICENSES

         The Company has obtained a patent for certain elements of the ESP platform. There can be no assurance, however, that the Company's intellectual property protection will be sufficient to prevent competitors from developing similar technology. The Company currently licenses certain technology from third parties and plans to do so in the future. Although the Company is not aware of any infringement by its products or patent on any patent owned by any third party, if such infringement were to exist, it could have a material adverse effect on the Company. The Company believes that any additional licenses or other rights to products or features under patents or copyrights of others could be obtained under conditions that would not have a material adverse effect on the Company; however, there can be no assurance of this.

                                   THE COMPANY


         Precision Systems, Inc. ("PSI"), together with its direct and indirect wholly-owned and controlled subsidiaries, (the "Company") collectively provides solutions that simplify and personalize telecommunications. The Company's range of software-based products are used by global wireless, wireline, and private network providers to deploy a wide range of voice, data, and video-based enhanced services on a common hardware and software platform in more than 600 installations in 35 countries. Headquartered in St. Petersburg, Florida, the Company has sales and support offices in 15 countries worldwide.

         The Company currently provides telecommunications solutions and services in three primary areas:

         - Network-based enhanced services for private and public telecommunications operators, Regional Bell Operating Companies ("RBOCs"), and carriers;

         - Multimedia interactive customer service platforms (advanced call centers) for large corporate virtual private networks, with emphasis on the financial, insurance, transportation, retail, and service bureau industries; and

         - Fully automated Internet and telephony-based enhanced services on a service bureau basis to government, quasi-governmental agencies, and corporations (primarily software and technology companies).

         On April 16, 1996, the Company acquired substantially all of the capital stock of Vicorp N.V. ("Vicorp"). Vicorp provides advanced telephony and call processing solutions to customers in the Americas, Europe, and the Asia/Pacific regions through its offices worldwide.

         On October 2, 1996, the Company acquired all of the common stock of BFD Productions, Inc. ("BFD"), a telecommunications and Internet service bureau that offers call processing via international, United States, and Canadian 800/900 number and local phone numbers. BFD combines AT&T's Vari-A-Bill service and other 900 number billing mechanisms with audiotext for a variety of innovative uses, including customer service, technical support, and unlocking encrypted software products.

         The Company's principal executive offices are located at 11800 30th Court North, St. Petersburg, Florida 33716, telephone 813.572.9300.

                                 USE OF PROCEEDS

         It is anticipated that the Company will not receive any of the proceeds from sales of the Offered Stock. See "Selling Stockholders" for a list of those persons who will receive the proceeds from such sales.

                              SELLING STOCKHOLDERS

         This prospectus covers the offer and sale by each of the BFD Selling Stockholders of the Common Stock issued to them in connection with the acquisition of BFD. The BFD Selling Stockholders received an aggregate of 272,285 shares of Common Stock pursuant to the Stock Purchase Agreement. In addition, RMS Limited Partnership has exercised its "piggyback" registration rights with respect to its 2,415,945 shares of Common Stock. The Company has agreed that it will cause to be registered under the Securities Act the resale of the Common Stock received by the Selling Stockholders. In addition, the Company has agreed to indemnify the Selling Stockholders against certain liabilities arising out of any actual or alleged material misstatements or omissions in the Registration Statement (other than liabilities arising from information supplied by the Selling Stockholders for use in the Registration Statement). Each Selling Stockholder, severally but not jointly, has agreed to indemnify the Company against liabilities arising out of any actual or alleged material misstatements or omissions in the Registration Statement insofar as such misstatements or omissions were made in reliance upon written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement. Such indemnification by the Selling Stockholders is limited to the net proceeds received from the shares of Offered Stock sold hereunder.

         The table below sets forth each Selling Stockholder's name, the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to the Offering, the maximum number of shares of Common Stock offered hereby by such Selling Stockholder and the number of shares of Common Stock to be held by such Selling Stockholder after the Offering.


                                                       MAXIMUM NUMBER OF
                                 NUMBER OF SHARES      SHARES TO BE SOLD      NUMBER OF SHARES
                                OWNED PRIOR TO THE           IN THE            OWNED AFTER THE
NAME                                 OFFERING               OFFERING              OFFERING
----                                 --------               --------              --------

Bruce F. Dyer                            90,943                90,943                 0

Christina J. Colligan                    90,671                90,671                 0

Patricia A. Schmitt                      90,671                90,671                 0

RMS Limited Partnership               2,415,945             2,415,945                 0

         All of the 10,000 outstanding shares of Series A Preferred Stock are held by RMS Limited Partnership. All or any portion of the Series A Preferred Stock may be converted at any time into shares of Common Stock at a conversion price of $4.76 per share. The shares of Series A Preferred Stock may be converted into 1,218,487 shares of Common Stock or approximately 6.2 percent of the class. Assuming conversion of all the outstanding shares of Series A Preferred Stock, RMS Limited Partnership would own 3,634,432 shares, representing approximately 18.5 percent of the class. RMS Limited Partnership is a limited partnership organized under the laws of the State of Nevada, the managing general partner of which is Crystal Diamond, Inc. Roy M. Speer is the sole shareholder of Crystal Diamond, Inc. and the non-managing partner of RMS Limited Partnership.

         The Selling Stockholders, or their permitted pledges, donees, transferees or other successor in interest, may sell up to all of the shares of the Common Stock shown above under the heading "Number of Shares Owned Prior to the Offering" pursuant to this Prospectus in one or more transactions from time to time as described below under "Plan of Distribution."

                              PLAN OF DISTRIBUTION

         Each of the Selling Stockholders may sell his, her or its shares of Offered Stock directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares of Offered Stock may be effected in one or more transactions that may take place on the Nasdaq Stock Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or in accordance with Rule 144 under the Securities Act (or any other applicable exemption from registration under the Securities Act), through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. Sales of the Offered Stock may be effected to cover previous short sales of Common Stock.

         The Selling Stockholders may effect transactions by selling the Offered Stock directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or negotiated discounts, concessions or commissions from the Selling Stockholders.

         The aggregate proceeds to the Selling Stockholders from the sale of the Offered Stock will be the purchase price of the Offered Stock sold less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by the Company. The Selling Stockholders and any dealers or agents that participate in the distribution of the Offered Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Offered Stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         Each Selling Stockholder and any other person participating in a distribution of Offered Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7. Rules 10b-6 and 10b-7 govern the activities of persons participating in a distribution of securities and, consequently, may restrict certain activities of, and limit the timing of purchases and sales of Offered Stock by, Selling Shareholders and other persons participating in a distribution of Offered Stock. Rules 10b-6 and 10b-7 were rescinded by the Commission, effective March 4, 1997, and were replaced with Regulation M and Rules 101 through 105 thereunder. On and after March 4, 1997, Selling Stockholders and other persons participating in a distribution of Offered Stock will be subject to Rules 101 and 102 under Regulation M, which provisions also may restrict certain activities of, and limit the timing of purchases and sales of Offered Stock by, Selling Shareholders and other persons participating in a distribution of Offered Stock. Furthermore, under both Rule 10b-6 and Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by the law firm of Baker & McKenzie.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended August 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, and by Coopers & Lybrand N.V., independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

================================================================================






         No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to made such an offer or solicitation of such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.




                          ----------------------------





                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information .....................................................  3
Incorporation of Certain Documents by
         Reference ........................................................  4
Risk Factors ..............................................................  5
The Company ...............................................................  9
Use of Proceeds ........................................................... 10
Selling Stockholders ...................................................... 10
Plan of Distribution ...................................................... 10
Legal Matters ............................................................. 11
Experts ................................................................... 11

================================================================================

================================================================================








                                2,688,230 SHARES





                                  COMMON STOCK





                             PRECISION SYSTEMS, INC.




--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------






                               _____________, 1997



================================================================================

PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are the estimated expenses in connection with the distribution of the securities being registered:

Securities and Exchange Commission Registration Fee ................................................  $ 9,314
Accounting Fees and Expenses .......................................................................    5,000
Attorney's Fees and Expenses .......................................................................    5,000
NASDAQ Listing Fees ................................................................................        0
Miscellaneous ......................................................................................      686
                                                                                                      -------
         Total .....................................................................................  $20,000
                                                                                                      =======


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

GENERAL

         Officers and directors of the Company are covered by certain provisions of the Delaware General Corporation law, the Restated Certificate of Incorporation, the Company's Restated By-Laws, individual indemnification agreements and insurance policies which serve to limit, and, in certain instances to indemnify them against, certain liabilities which they may incur in such capacities. These various provisions are described below.

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

         In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations now authorized by the new legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the new statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Restated Certificate of Incorporation limits the liability of directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the new legislation. Specifically, the directors of the Company will not be personally liable for monetary damages for breach of directors' fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION AND INSURANCE

         The Company's restated Certificate of Incorporation provides that the Company shall indemnify each director or officer of the Company, in accordance with the Restated By-Laws of the Company, to the full extent permitted by Delaware law, but only to the extent that a subsequent change in Delaware law provides broader indemnity rights than available at the time the Restated Certificate of Incorporation was adopted.

         The Company's Restated By-Laws provide that the Company indemnifies any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. His termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The Company's Restated By-Laws provide that any indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Company. To the extent, however, that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specified case.

         Expenses incurred by a director, officer, employee or agent of the Company in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

         The Company's Restated By-Laws provide that notwithstanding any contrary determination in the specific case and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under the Company's By-Laws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct. Neither a contrary determination in the specific case nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification shall be given to the Company promptly upon the filing of such application. If successful, in whole or part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         The Company has purchased insurance on behalf of any person who is or will be a director, officer, employee or agent of the Company, or is or will be a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the Company's By-Laws.

         The indemnification and advancement of expenses to be provided by or granted pursuant to the Company's Restated By-Laws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Laws, agreement, contract, vote of stockholders or disinterested directors or pursuant to the directive (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity while holding such office, it being the policy of the Company that indemnification shall be made to the fullest extent permitted by law.

         The indemnification and advancement of expenses to be provided by, and pursuant to, the Company's By-Laws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company has entered into indemnification agreements with each of its current directors and officers. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Restated Certificate of Incorporation and the Restated By-Laws, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract it cannot be modified unilaterally in the future by the Board of Directors of the Company or by the stockholders to eliminate the rights it provides, an action that is possible with respect to the relevant provisions of the Company's Restated By-laws, at least as to prospective elimination of such rights.

         The indemnification agreement gives the Company certain rights, in excess of those provided by the Restated Certificate of Incorporation and Restated By-Laws, under certain circumstances and subject to certain conditions, to assume the defense of an action covered by the indemnification provisions, to settle an action without the indemnified representative's consent and to be subjugated to such persons rights.

ITEM 16.          EXHIBITS

         A list of the exhibits included as part of the Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and which is incorporated herein by reference.

ITEM 17.          UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1944 ("Securities Act");

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement:

                           Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled, submit to a court of appropriate jurisdiction the question whether such controlling precedent by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 28th day of February, 1997.


                                   PRECISION SYSTEMS, INC.



                                   By:  /s/ Steven H. Grant
                                       ----------------------------
                                       Steven H. Grant
                                       Executive Vice President and
                                       Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willem Huisman or Steven H. Grant, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on February 28, 1997.



/s/ Willem Huisman                    Chairman of the Board,
------------------------------        President and Chief Executive Officer
Willem Huisman

/s/ Steven H. Grant                   Executive Vice President and Chief Financial Officer
------------------------------
Steven H. Grant

/s/ Kenneth M. Clinebell              Vice President and Controller (Principal Accounting
------------------------------        Officer)
Kenneth M. Clinebell

/s/ Kwang-I Yu                        Director
------------------------------
Kwang-I Yu

/s/ Hector Alcalde                    Director
------------------------------
Hector Alcalde

/s/ Bert Kolde                        Director
------------------------------
Bert Kolde

/s/ Ian M. Dalziel                    Director
------------------------------
Ian M. Dalziel

/s/ Francis R. Santangelo             Director
------------------------------
Francis R. Santangelo

                                  EXHIBIT INDEX


 Exhibit Number                                                                                Page
                                               Description                                    Number
------------------ --------------------------------------------------------------------- -----------------

       4.1         Restated Certificate of Incorporation of Registrant (Incorporated
                   by reference to the Registrant's Registration Statement on Form 10
                   No. 33-53880)

       4.2         Restated By-Laws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form 10 No. 33-53880)

       4.3 Stock Purchase Agreement, dated October 2, 1996 (Incorporated by reference to the Registrant's Annual Report on Form 10-K
                   No. 000-20068)

        5          Opinion of Counsel Regarding Legality

      23.1         Consent of Legal Counsel (contained in Exhibit 5)

      23.2         Consent of Independent Auditors

      24.1         Power of Attorney (contained on the signature page hereof)